                             As filed with the Securities and Exchange Commission May 13, 2003

                                         Registration Statement No. 333-_________

                                            SECURITIES AND EXCHANGE COMMISSION
                                                   Washington, DC 20549
                                                --------------------------


                                                         FORM S-3
                                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                                --------------------------

      PECO Energy Company                                                         PECO Energy Capital Trust IV
                                                                                  PECO Energ Capital Trust V
                                                                                  PECO Energy Capital Trust VI
(Exact name of registrant as specified in its charter)           (Exact name of registrant as specified in its Certificate of Trust)

           Pennsylvania                                                                      Delaware
 (State or other jurisdiction of                                                   (State or other jurisdiction of
 incorporation or organization)                                                    incorporation or organization)




                                                                                            [16-1665201]
                                                                                            [16-1665203]
             23-0970240                                                                     [16-1665207]
(I.R.S. Employer Identification No.)                                             (I.R.S. Employer Identification No.)

          2301 Market Street                                                    c/o Wachovia Trust Company, National Association
        Philadelphia, PA 19101                                                                   One Rodney Square
            (215) 841-4000                                                                  920 King Street, Suite 102
(Address, including zip code,                                                                     Wilmington, DE
and telephone number, including area                                                              (302) 888-7536
code, of registrant's principal executive offices)                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                                                      Robert S. Shapard
                                                   Chief Financial Officer
                                            10 South Dearborn Street - 37th Floor
                                                Chicago, Illinois 60680-5379
                                                       (312) 394-4321

                                                  http://www.exeloncorp.com
                                                  -------------------------

                          (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
                                              ---------------------------------

                                                      With copies to:

        Todd D. Cutler, Esq.                                            Robert C. Gerlach, Esq.
         PECO Energy Company                                              Lisa M. Sloan, Esq.
  Assistant Corporate Secretary and                                Ballard Spahr Andrews & Ingersoll, LLP
      Assistant General Counsel                                        1735 Market Street, 51st Floor
         2301 Market Street                                          Philadelphia, Pennsylvania 19103
            P.O. Box 8699                                                    (215) 665-8500
     Philadelphia, PA 19101-8699
           (215) 841-4694


         Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. :

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                                    Calculation of Registration Fee
=============================================================================================================================
Title of each class of securities     Amount to be          Proposed maximum     Proposed maximum       Amount of
to be registered                      registered(1)         offering price per   aggregate offering     registration
                                                            unit(1) (2)          price(1) (2)           fee
-----------------------------------------------------------------------------------------------------------------------------
PECO Energy Company preferred
stock
-----------------------------------------------------------------------------------------------------------------------------
PECO Energy Company First and
Refunding Mortgage Bonds
-----------------------------------------------------------------------------------------------------------------------------
PECO Energy Company subordinated
debt securities(4)
-----------------------------------------------------------------------------------------------------------------------------
PECO Energy Capital Trust IV trust
preferred securities
-----------------------------------------------------------------------------------------------------------------------------
PECO Energy Capital Trust V trust
preferred securities
-----------------------------------------------------------------------------------------------------------------------------
PECO Energy Capital Trust VI trust
preferred securities
-----------------------------------------------------------------------------------------------------------------------------
PECO Energy Company guarantees
with respect to PECO Energy Capital Trust IV,
PECO Energy Capital Trust V and
PECO Energy Capital Trust VI trust preferred
securities(5)
-----------------------------------------------------------------------------------------------------------------------------
Total                                  $500,000,000 (3)          100%           $500,000,000 (3)          $40,450
-----------------------------------------------------------------------------------------------------------------------------

(1) We are registering a presently indeterminate principal amount or number of (a) shares of preferred stock, which may be sold from time to time by PECO Energy Company, (b) First and Refunding Mortgage Bonds which may be sold from time to time by PECO Energy Company, (c) subordinated debt securities which may be sold from time to time by PECO Energy Company, and (d) trust preferred securities which may be sold from time to time by PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO Energy Capital Trust VI and which will be guaranteed as set forth in the prospectus included in this registration statement by PECO Energy Company. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The aggregate public offering price of the securities registered hereby will not exceed $500,000,000 in United States dollars or the equivalent thereof in foreign currency or currency units.

(3) This amount represents the principal amount of any First and Refunding Mortgage Bonds or subordinated debt securities issued to the public at their principal amount, the issue price rather than the principal amount of any First and Refunding Mortgage Bonds to be issued to the public at an original issue discount and the liquidation preference of any preferred stock or trust preferred securities.

(4) The subordinated debt securities will be purchased by, and constitute assets of, PECO Energy Capital Trust IV, PECO Energy Capital Trust V and/or PECO Energy Capital Trust VI. No separate consideration will be received for these securities.

(5) PECO Energy Company is also registering under this registration statement all other obligations that it may have with respect to the trust preferred securities of PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO Energy Capital Trust VI. No separate consideration will be received for the guarantee or any other of these obligations.
                  ---------------------------------------------

         Pursuant to Rule 429, under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to registration statement no. 333-99361 previously filed by the registrant on Form S-3 and declared effective on September 13, 2002. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement 333-99361, and such post-effective amendment no. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with
Section 8(c) of the Securities Act of 1933.

         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine

                Subject to Completion, dated May 13, 2003

                                  $725,000,000

                                [LOGO OMITTED]

                               PECO ENERGY COMPANY
                                 Preferred Stock
                       First and Refunding Mortgage Bonds
                          Subordinated Debt Securities
                     Guarantee of Trust Preferred Securities

                          PECO ENERGY CAPITAL TRUST IV
                           PECO ENERGY CAPITAL TRUST V
                          PECO ENERGY CAPITAL TRUST VI
                           Trust Preferred Securities
       (guaranteed by PECO Energy Company as described in this prospectus)
                           _________________________

         PECO Energy Company may use this prospectus to offer and sell from time to time:

          o         preferred stock in one or more series;

          o         one or more series of first and refunding mortgage bonds;

          o subordinated debt securities to be purchased by PECO Energy Capital Trust IV, PECO Energy Capital Trust V and/or PECO Energy Capital Trust VI; and

          o guarantees of trust preferred securities sold by PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO Energy Capital Trust VI.

         PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO Energy Capital Trust VI may use this prospectus to offer and sell from time to time trust preferred securities that will be guaranteed by PECO Energy Company.

         The aggregate initial offering prices to the public of the securities offered by us will not exceed $725,000,000. We may offer the securities separately or together, in separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

         We will provide the specific terms of these securities, together with the terms of the offering of those securities, the initial offering price and our net proceeds from their sale, in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

         We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.


________________________________________________________________________________
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
________________________________________________________________________________

         Please see "Risk Factors" beginning on page 3 for a discussion of factors you should consider in connection with a purchase of the securities offered in this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The date of this prospectus is     ___________________, 2003.

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[OBJECT OMITTED]



                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           -------
About this Prospectus.....................................................................................    1
Where You Can Find More Information.......................................................................    1
Documents Incorporated by Reference.......................................................................    2
Risk Factors..............................................................................................    3
PECO Energy Company.......................................................................................    8
PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO Energy Capital Trust
   VI.....................................................................................................     9
Forward-Looking Statements................................................................................    10
Use of Proceeds...........................................................................................    11
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock
   Dividends..............................................................................................    12
Description of First and Refunding Mortgage Bonds.........................................................    12
Description of Preferred Stock............................................................................    16
Description of Trust Preferred Securities.................................................................    19
Description of Subordinated Debt Securities...............................................................    31
Description of Guarantees.................................................................................    40
Relationship Among the Trust Preferred Securities, the Subordinated Debt Securities and the Guarantees....    43
Book-Entry System.........................................................................................    45
Plan of Distribution......................................................................................    48
Legal Matters.............................................................................................    49
Experts ..................................................................................................    49

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a "shelf" registration process, relating to the first and refunding mortgage bonds, and preferred stock, no par value, generally described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $725,000,000, which includes $225,000,000 of first and refunding mortgage bonds and preferred stock that was filed on a prior registration statement.

         This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         Unless otherwise indicated, all references in this prospectus or a supplement to "PECO Energy Company," "PECO," "we," "our," "us," or similar terms mean PECO Energy Company, and all references to "the trusts" mean PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO Energy Capital Trust VI.

         We are not offering the securities in any state where the offer is not permitted.

         You should rely only on information contained in this prospectus or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Each outstanding series of our preferred stock is listed on the New York Stock Exchange where reports, proxy and information statements and other information about us may be inspected. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

                               PECO Energy Company
                            Attn: Investor Relations
                      10 South Dearborn Street, 36th Floor
                                 P.O. Box 805379
                             Chicago, IL 60680-5379

         This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading "Documents Incorporated By Reference" below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

         Information about us is also available on Exelon's web site at http://www.exeloncorp.com. This URL and the SEC's URL above are intended to be inactive textual references only. Such information on our or the SEC's web site is not a part of this prospectus.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:

     o    Our Annual Report on Form 10-K for the year ended December 31, 2002;

     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003; and

     o    Our Current Report on Form 8-K dated May 8, 2003.

         Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to PECO Energy Company,
Attn: Investor Relations, 10 South Dearborn Street, 36th Floor, P.O. Box 805379, Chicago, IL 60680-5379.

         Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         We have not included or incorporated by reference any separate financial statements of the trusts. We do not consider the financial statements of the trusts to be material to holders of the trust preferred securities because each trust (1) is a newly formed special purpose entity that has no operating history or independent operations, and (2) is not engaged in and does not propose to engage in any activity other than holding the subordinated debt securities and issuing the trust preferred securities. We do not expect the trusts to file periodic reports under Sections 13 and 15(d) of the Exchange Act.

                                  RISK FACTORS

         The utility business involves many operating risks. In addition to the information that will be set forth in the prospectus supplement for each class of securities offered by this prospectus, you should carefully consider the risks described below, each of which could have a material adverse effect on our business and could result in a loss or a decrease in the value of your investment.

         We must comply with numerous regulatory requirements in managing our business, which affect costs and responsiveness to changing events and opportunities.

         We are subject to regulation at the state and Federal levels. We are regulated by the Public Utilities Commission (PUC), which regulates the rates, terms and conditions of service; various business practices and transactions; financing; and transactions between us and our affiliates. We are also subject to regulation by the Federal Energy Regulatory Commission (FERC), which regulates transmission rates, certain other aspects of our business and gas pipelines. The regulations adopted by these state and Federal agencies affect the manner in which we do business, our ability to undertake specified actions and the costs of our operations.

         We are involved in a number of regulatory proceedings as a part of the process of establishing the terms and rates for services.

         These regulatory proceedings typically involve multiple parties, including governmental bodies, consumer advocacy groups and various consumers of energy, who have differing concerns but who have the common objective of limiting rate increases. The proceedings also involve various contested issues of law and fact and have a bearing upon the recovery of our costs through regulated rates. During the course of the proceedings, we look for opportunities to resolve contested issues in a manner that grant some certainty to all parties to the proceedings as to rates and energy costs.

         We must maintain the availability and reliability of our delivery systems to meet customer expectations.

         Each year, increases in both customers and the demand for energy require expansion and reinforcement of delivery systems to increase capacity and maintain reliability. Failures of the equipment or facilities used in those delivery systems could potentially interrupt energy delivery services and related revenues, and increase repair expenses and capital expenditures. Such failures, including prolonged or repeated failures, also could affect customer satisfaction and may increase regulatory oversight and the level of our maintenance and capital expenditures.

         We must manage our costs due to the rate caps imposed on us.

         Rate caps in effect currently limit our ability to recover increased expenses and the costs of investments in new transmission and distribution facilities. We are subject to agreed-upon rate reductions of $200 million, in aggregate, for the period 2002 through 2005 and caps (subject to limited exceptions for significant increases in Federal or state income taxes or other significant changes in law or regulation that do not allow us to earn a fair rate of return) on our transmission and distribution rates through December 31, 2006 as a result of settlements previously reached with the PUC. As a result, our future results of operations will depend on our ability to deliver electricity and natural gas, in a cost-efficient manner, and to realize cost reductions to offset increased infrastructure investments and inflation.

         We have lost and will lose energy customers to other generation service providers, although we continue to provide delivery services and may have an obligation to provide generation service to those customers.

         Our revenues will vary because of customer choice of generation suppliers. As a result of restructuring initiatives in Pennsylvania, all of our retail electric customers can choose to purchase their generation supply from alternative suppliers. If customers do not choose an alternative generation supplier, we are currently generally obligated to provide generation and delivery service to customers in our service territory at fixed rates. In addition, customers who choose an alternative generation supplier may later return to us. We remain obligated to provide transmission and distribution service to all customers regardless of their generation supplier. To the extent that customers leave traditional bundled tariffs and select a different generation provider, our revenues are likely to decline.

         We continue to serve as the provider-of-last-resort for energy for all customers in our service territory.

         We are required to make available generation service to all retail customers in our service territory, including customers that have taken energy from an alternative generation supplier. Our customers can "switch," that is, they can choose an alternative generation supplier and then return to us and then go back to an alternative supplier, and so on, within limits. Because customers can switch, our planning has a higher level of uncertainty than that traditionally experienced due to weather and the economy. Presently, we manage this obligation through a full requirements contract with Exelon Generation Company, LLC (Generation), under which Generation supplies our power requirements.

Because of the ability of customers to switch generation suppliers, there is uncertainty regarding the amount of our load that Generation must prepare for.

         Our long-term Power Purchase Agreement provides a hedge to its customers' demand.

         Because the bundled rates we charge our customers are capped through 2010, as mentioned previously above, our ability to recover increased costs with increases in rates charged to these customers is limited. Therefore, to effectively manage our obligation to provide power to meet our customers' demand, we have established power supply agreements with Generation that reduce exposure to the volatility of market prices through 2010. Market prices relative to our bundled rates still influence switching behavior among retail customers.

         Our business may be significantly impacted by the end of our regulatory transition period in 2010.

         In Pennsylvania, as a mechanism for utilities to recover their allowed stranded costs, the Pennsylvania Electricity Generation Customer Choice and Competition Act (Competition Act) provides for the imposition and collection of non-bypassable competitive transition charges (CTCs) on customers' bills. CTCs are assessed to and collected from all customers who have been assigned stranded cost responsibility and access the utilities' transmission and distribution systems. As the CTCs are based on access to the utility's transmission and distribution system, they are assessed regardless of whether such customer purchases electricity from the utility or an alternative electric generation supplier. The Competition Act provides, however, that the utility's right to collect CTCs is contingent on the continued operation, at reasonable availability levels, of the assets for which the stranded costs are being recovered, except where continued operation is no longer cost efficient because of the transition to a competitive market.

         We have been authorized by the PUC to recover stranded costs of $5.3 billion ($4.6 billion of unamortized costs at March 31, 2003) over a twelve-year period ending December 31, 2010, with a return on the unamortized balance of 10.75%. Our recovery of stranded costs is based on the level of transition charges established in the settlement of our restructuring case and the projected annual retail sales in our service territory. Recovery of transition charges for stranded costs and our allowed return on our recovery of stranded costs are included in revenues. In 2002, revenue attributable to stranded cost recovery was $850 million and is scheduled to increase to $932 million by 2010, the final year of stranded cost recovery. Amortization of our stranded cost recovery, which is a regulatory asset, is included in depreciation and amortization. The amortization expense for 2002 was $308 million and will increase to $879 million by 2010. Thus, our results will be adversely affected over the remaining period ending December 31, 2010 by the reduction in the unamortized balance of stranded costs and therefore the return received on that unamortized balance.

         Weather affects electricity and gas usage and, consequently, our results of operations.

         Temperatures above normal levels in the summer tend to further increase summer cooling electricity demand and revenues, and temperatures below normal levels in the winter tend to further increase winter heating electricity and gas demand and revenues. Because of seasonal pricing differentials, coupled with higher consumption levels, we typically report higher revenues in the third quarter. Extreme summer conditions or storms may stress our transmission and distribution systems, resulting in increased maintenance costs and limiting our ability to bring power in to meet peak customer demand. These extreme conditions may have detrimental effects on our operations.

         Economic conditions and activity in our service territory directly affect the demand for electricity.

         Higher levels of development and business activity generally increase the number of customers and their use of energy. Sales growth on an annual basis is expected to be 0.6% in our service territory. In the long-term, output growth for electricity is expected to be 0.6% per year. However, there is continued economic uncertainty. Recessionary economic conditions, and the associated reduced economic activity, may adversely affect our results of operations.

         Effective management of capital projects is important to our business.

         Our business is capital intensive and requires significant investments in energy transmission and distribution facilities, and in other internal infrastructure projects.

         We continue to make significant capital expenditures to improve the reliability of our transmission and distribution systems in order to provide a high level of service to our customers. Our base rate caps will generally preclude incremental rate recovery on any of these incremental investments prior to January 1, 2011 (see the section titled "We must manage our costs due to the rate caps imposed on us" above).

         Our ability to grow our business is affected by the ability to finance capital projects.

         Our business requires considerable capital resources. When necessary, we secure funds from external sources by issuing commercial paper and, as required, long-term debt securities. We actively manage our exposure to changes in interest rates through interest-rate swap transactions and our balance of fixed- and floating-rate instruments. We currently anticipate primarily using internally generated cash flows and short-term financing through commercial paper to fund our operations as well as long-term external financing sources to fund capital requirements as the need arises. The ability to arrange debt financing, to refinance current maturities and early retirements of debt, and the costs of issuing new debt are dependent on:

     o    credit availability from banks and other financial institutions;

     o    maintenance of acceptable credit ratings;

     o    investor confidence in us and Exelon;

     o    general economic and capital market conditions; and

     o    the success of current projects.

     Our  credit ratings influence our ability to raise capital.

         We have investment grade ratings and have been successful in raising capital, which has been used to further our business initiatives. Failure to maintain investment grade ratings would require us to incur higher financing costs.

         Equity market performance affects Exelon's benefit plan asset values.

         The sharp decline in the equity markets since the third quarter of 2000 has reduced the value of the assets held in trusts to satisfy the obligations of pension and postretirement benefit plans. If the markets continue to decline, we may have higher funding requirements and pension and other postretirement benefit expense. Exelon will continue to manage the assets in the pension and postretirement benefit plans in order to achieve the best return possible in conjunction with its overall risk management practices and diversified approach to investment.

         Our results of operations can be affected by inflation.

         Inflation affects us through increased operating costs and increased capital costs for transmission and distribution plant. As a result of the rate caps imposed under the legislation in Pennsylvania, we are not able to pass the costs of inflation through to customers.

         We may incur substantial costs to fulfill our obligations related to environmental matters.

         Our business is subject to extensive environmental regulation by local, state and Federal authorities. These laws and regulations affect the manner in which we conduct our operations and make capital expenditures. We are subject to liability under these laws for the costs of remediating environmental contamination of property now or formerly owned by us and of property contaminated by hazardous substances we generated. Management believes that it has a responsible environmental management and compliance program; however, we have incurred and expect to incur significant costs related to environmental compliance and site remediation and clean-up. Remediation activities associated with manufactured gas plant operations will be one source of such costs. Also, we are currently involved in a number of proceedings relating to sites where hazardous substances have been deposited and may be subject to additional proceedings in the future.

         Our financial performance is affected by our ability to manage costs for security and liability insurance.

         Security. In connection with the events of September 11, 2001, the electric and gas industries have developed additional security guidelines. The electric industry, through the North American Electric Reliability Council
(NERC), developed physical security guidelines, which were accepted by the U.S. Department of Energy. In 2003, FERC issued minimum standards to safeguard the electric grid system control. These standards will be effective in 2004 and fully implemented by January 2005. The gas industry, through the American Gas Association, developed physical security guidelines that were accepted by the U.S. Department of Transportation. Exelon participated in the development of these guidelines, and we are using them as a model for our security program.

         Insurance. We, through Exelon, carry property damage and liability insurance for our properties and operations. As a result of significant changes in the insurance marketplace, due in part to the September 11, 2001 terrorist acts, the available coverage and limits may be less than the amount of insurance obtained in the past, and the recovery for losses due to terrorists acts may be limited. Exelon is self-insured to the extent that any losses may exceed the amount of insurance maintained.

         The possibility of attack or war may adversely affect our results of operations, future growth and ability to raise capital.

         Any military strikes or sustained military campaign may affect our operations in unpredictable ways, such as increased security measures. Just the possibility that infrastructure facilities, such as electric transmission and distribution facilities, would be direct targets of, or indirect casualties of, an act of terror or war may affect our operations. War and the possibility of war may have an adverse effect on the economy in general. A lower level of economic activity might result in a decline in energy consumption, which may adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of war may affect our ability to raise capital.

         The introduction of new technologies could increase competition within our markets.

         While demand for electricity is generally increasing throughout the United States, the rate of construction and development of new, more efficient, electric generation facilities and distribution methodologies may exceed increases in demand in some regional electric markets. The introduction of new technologies could increase competition, which could lower prices and have an adverse affect on our results of operations or financial condition.

         We are subject to control by Exelon.

         We are ultimately controlled by Exelon and, therefore, Exelon controls decisions regarding our business and has control over our management and affairs. In circumstances involving a conflict of interest between Exelon, on the one hand, and our creditors, on the other, Exelon could exercise its power to control us in a manner that would benefit Exelon to the detriment of our creditors, including the holders of our debt securities.

         Conflicts of interest may arise between us and our affiliate.

         We rely on purchases from our affiliate Generation under long-term contracts in order to supply electricity to our customers. Conflicts of interest may arise if we need to enforce the terms of agreements between us and Generation. Decisions concerning the interpretation or operation of these agreements could be made from perspectives other than the interests solely of our company or its creditors.

                               PECO ENERGY COMPANY

      We are a subsidiary of Exelon Corporation (Exelon), described below, and are engaged principally in the purchase, transmission, distribution and sale of electricity to residential, commercial, industrial and wholesale customers and in the purchase, distribution and sale of natural gas to residential, commercial and industrial customers. We deliver electricity to approximately 1.5 million customers and natural gas to approximately 450,000 customers.

      Our traditional retail service territory covers 2,100 square miles in southeastern Pennsylvania. We provide electric delivery service in an area of 2,000 square miles, with a population of approximately 3.8 million, including
1.5 million in the City of Philadelphia. We supply natural gas service in a 2,100 square mile area in southeastern Pennsylvania adjacent to Philadelphia, with a population of 2.3 million.

      The Pennsylvania Electricity Generation Customer Choice and Competition Act required the unbundling of retail electric services in Pennsylvania into separate generation, transmission and distribution services with open retail competition for generation services. Since the commencement of deregulation in 1999, we have served as the local distribution company providing electric distribution services to all customers in our service territory and bundled electric service to provider-of-last-resort customers, who are customers who do not or cannot choose an alternate electric generation supplier.

      As a result of deregulation, Exelon undertook a corporate restructuring to separate its unregulated generation and other competitive businesses from its regulated energy delivery businesses. As part of the corporate restructuring, effective January 1, 2001, our unregulated operations were transferred to separate subsidiaries of Exelon. The transferred assets and liabilities related to nuclear, fossil and hydroelectric generation and wholesale services and unregulated gas and electric sales activities, and administrative, information technology and other support for all other business activities of Exelon and its subsidiaries. In connection with the restructuring, we entered into a power purchase agreement with Generation, a wholly owned subsidiary of Exelon, to supply us with all of our electric load requirements for customers through 2010.

      As a public utility under the Pennsylvania Public Utility Code, we are subject to regulation by the PUC, including regulation as to electric distribution rates, retail gas rates, issuances of securities and certain other aspects of our operations. As a subsidiary of Exelon, a registered holding company under the Public Utility Holding Company Act of 1935 (PUHCA), we are subject to a number of restrictions. As an electric utility under the Federal Power Act, we are also subject to regulation by FERC as to transmission rates and certain other aspects of our business, including interconnections and sales of transmission related assets.

      Our principal executive offices are located at 2301 Market Street, Philadelphia, PA 19101-8699, and our telephone number is (215) 841-4000.

            PECO ENERGY CAPITAL TRUST IV, PECO ENERGY CAPITAL TRUST V
                        AND PECO ENERGY CAPITAL TRUST VI

         Each of PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO Energy Capital Trust VI is a Delaware statutory trust that was formed on May 9, 2003. Each of the trust's businesses is defined in a declaration of trust, dated as of May 9, 2003, executed by us, as sponsor, and the trustees specified below. The declaration of trust for a trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued by the applicable trust. Each declaration, as amended and restated, is referred to in this prospectus individually as the "trust agreement," and collectively as the "trust agreements." The trust agreements will be qualified under the Trust Indenture Act of 1939, as amended.

         The trusts exist for the exclusive purposes of:

     o issuing and selling their trust preferred securities and trust common securities;

     o using the proceeds from the sale of the trust common securities and trust preferred securities to acquire the subordinated debt securities from us; and

     o engaging in only those other activities necessary or incidental to these purposes.

         The trusts will have no assets other than the subordinated debt securities. The trusts will have no revenue other than payments under the subordinated debt securities. Each trust has a term of 30 years, but may dissolve earlier as provided in the trust agreements.

         We will, directly or indirectly, acquire all of the trust common securities of each trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the issuing trust.

         Each trust's business and affairs will be conducted by its trustees, as provided in the trust agreements. At the time of the issuance of the trust preferred securities, the trustees for the issuing trust will be Wachovia Trust Company, National Association, as the property trustee and the Delaware trustee, and three of our employees as administrative trustees. We, as holder of the trust common securities, or, if an event of default under the applicable trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Only the holder of the trust common securities will be entitled to do that.

         For so long as the trust preferred securities remain outstanding, we will:

     o maintain directly or indirectly 100% ownership of the trust common securities;

     o use our reasonable efforts to cause the issuing trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the applicable trust agreement; and

     o use our reasonable efforts to cause the issuing trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

         We will pay all of the issuing trust's fees and expenses, including those related to the offering of the trust preferred securities. In addition, we guarantee payments on the trust preferred securities to the extent that the issuing trust has funds to make payments on the trust preferred securities. See "Description of Guarantees" below.

         The rights of the holders of the trust preferred securities are set forth in the trust agreements and the Delaware Statutory Trust Act.

         The location of each trust's principal executive office is 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699, and the telephone number is
(215) 841-4000.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we have filed with the SEC, which we have referenced under "Where You Can Find More Information" and "Documents Incorporated by Reference" contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements involve a number of risks and uncertainties, many of which are beyond our control. The following are among the most important factors that could cause actual results to differ materially from the forward-looking statements:

     o    the risk factors discussed in this prospectus;

     o    general and local economic, market or business conditions;

     o fluctuations in demand for electricity, capacity and ancillary services in the markets in which we operate;

     o uncertain obligations due to customers' right to choose generation suppliers;

     o    changes in laws or regulations that are applicable to us;

     o    environmental constraints on construction and operation; and

     o    access to capital.

         Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the securities described in this prospectus, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

                                 USE OF PROCEEDS

         Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt and preference stock, to finance capital improvements and to supplement working capital. Any proceeds of securities issued by the trusts will be used by the trusts to purchase subordinated debt securities from us. We will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning our outstanding long-term debt and preference stock. See "Where You Can Find More Information."

   Ratio of Earnings to Fixed Charges and Ratio of Earnings to COMBINED Fixed
                     Charges and Preferred Stock Dividends

         The following are our consolidated ratios of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

                                                      Years Ended December 31,                 Three         Three
                                            1998      1999      2000      2001      2002       Months        Months
                                                                                            Ended March   Ended March
                                                                                              31, 2002      31, 2003

Ratio of earnings to fixed charges          3.38      3.37      2.66      2.46      3.00        2.36          3.36

Ratio of earnings to combined fixed
charges and preferred stock dividends       3.20      3.22      2.58      2.37      2.90        2.29          3.25

         The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of pre-tax net income from continuing operations after adjustment for income from equity investees and capitalized interest or allowance for funds used during construction (AFUDC), to which has been added fixed charges. Fixed charges consist of interest costs and amortization of debt discount and premium on all indebtedness and the interest portion of all rental expense.

         The ratio of earnings to fixed charges and preferred stock dividends represents, on a pre-tax basis, the number of times earnings cover fixed charges and preferred stock dividends. Earnings consist of pre-tax net income from continuing operations after adjustment for income from equity investees and capitalized interest or AFUDC to which has been added fixed charges. Combined fixed charges and preferred stock dividends consist of interest costs and amortization of debt discount and premium on all indebtedness, preferred stock dividends (increased to reflect the pre-tax earnings required to cover such dividend requirements) and the interest portion of all rental expense.

                DESCRIPTION OF FIRST AND REFUNDING MORTGAGE BONDS

         General.

         We will issue the first and refunding mortgage bonds in series under our First and Refunding Mortgage, dated May 1, 1923, as amended and supplemented by supplemental mortgage indentures and as proposed to be further amended and supplemented by a supplemental mortgage indenture relating to the offered series of bonds (mortgage). Wachovia Bank, National Association (formerly First Union National Bank) is trustee under the mortgage (mortgage trustee). The following summary of the mortgage does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the mortgage. Certain terms used in this section are defined in the mortgage. Copies of the First and Refunding Mortgage and the supplemental mortgage indentures are on file with the SEC. Copies of supplemental mortgage indentures under which any series of bonds is to be issued will be filed with the SEC.

         Principal, Maturity and Interest.

         The aggregate principal amount of any series of bonds to be issued will be specified in the related prospectus supplement. Unless otherwise provided in the prospectus supplement, the bonds will be issued in book-entry form only. The bonds will be in denominations specified in the related prospectus supplement.

         The bonds will mature on the date or dates set forth in the related prospectus supplement. Interest will be payable on the bonds as set forth in the prospectus supplement until the principal is paid or made available for payment. Interest on the bonds will accrue and be calculated as set forth in the related prospectus supplement.

         For so long as the bonds are issued in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to The Depository Trust Company (DTC) or its nominee. If the bonds are issued in certificated form to a holder other than DTC, payments of principal and interest will be made by check mailed to such holder at such holder's registered address. Payment of principal of the bonds in certificated form will be made against surrender of those bonds at the office or agency of our company in the City of Philadelphia, Pennsylvania and an office or agency in the Borough of Manhattan, City of New York. Payment of interest on the bonds will be made to the person in whose name the bonds are registered at the close of business on record dates fixed by us which must be not more than 14 days prior to the relevant interest payment date. Default interest will be paid in the same manner to holders as of a special record date established in accordance with the mortgage.

         All amounts paid by us for the payment of principal, premium (if any) or interest on any bonds that remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us and the holders of such bonds will thereafter look only to us for payment thereof.

         Redemption.

         The redemption provisions, if any, for each series of bonds will be set forth in the related prospectus supplement.

         Security.

         The bonds will be secured equally with all other mortgage bonds outstanding or hereafter issued under the mortgage by the lien of the mortgage. The lien of the mortgage, subject to (1) minor exceptions and certain excepted encumbrances that are defined in the mortgage and (2) the mortgage trustee's prior lien for compensation and expenses, constitutes a first lien on substantially all of our properties. The mortgage does not constitute a lien on any property owned by our subsidiaries or affiliates. Our properties consist principally of electric transmission and distribution lines and substations, gas distribution facilities and general office and service buildings.

         We may not issue securities which will rank ahead of the mortgage bonds as to security. We may acquire property subject to prior liens. If such property is made the basis for the issuance of additional bonds after we acquire it, all additional bonds issued under the prior lien must be pledged with the mortgage trustee as additional security under the mortgage.

         Authentication and Delivery of Additional Bonds.

         The mortgage permits the issuance from time to time of additional mortgage bonds, without limit as to aggregate amount. Additional mortgage bonds may be in principal amount equal to:

         (1) the principal amount of underlying bonds secured by a prior lien upon property acquired by us after March 1, 1937 and deposited with the mortgage trustee under the mortgage;

         (2) the principal amount of any such underlying bonds redeemed or retired, or for the payment, redemption or retirement of which funds have been deposited in trust;

         (3) the principal amount of bonds previously authenticated under the mortgage on or after March 1, 1937, which have been delivered to the mortgage trustee;

         (4) the principal amount of bonds previously issued under the mortgage on or after March 1, 1937, which are being refunded or redeemed, if funds for the refunding or redemption have been deposited with the mortgage trustee;

         (5) an amount not exceeding 60% of the actual cost or the fair value, whichever is less, of the net amount of permanent additions to the property subject to the lien of the mortgage, made or acquired after November 30, 1941, and of additional plants or property acquired by us after November 30, 1941, and to be used in connection with its electric or gas business as part of one connected system and located in Pennsylvania or within 150 miles of Philadelphia; and

         (6) the amount of cash deposited with the mortgage trustee, which cash shall not at any time exceed $3,000,000 or 10% of the aggregate principal amount of bonds then outstanding under the mortgage, whichever is greater, and which cash may subsequently be withdrawn to the extent of 60% of capital expenditures, as described in clause (5) above.

         No additional bonds may be issued under the mortgage as outlined in clauses (5) and (6) and, in certain cases, clause (3) above, unless the net earnings test of the mortgage is satisfied. The net earnings test of the mortgage, which relates only to the issuance of additional mortgage bonds, requires for 12 consecutive calendar months, within the 15 calendar months immediately preceding the application for such bonds, that our net earnings, after deductions for amounts set aside for renewal and replacement or depreciations reserves and before provision for income taxes, must have been equal to at least twice the annual interest charges on all bonds outstanding under the mortgage (including those then applied for) and any other bonds secured by a lien on our property.

         Release and Substitution of Property.

         While no event of default exists, we may obtain the release of the lien of the mortgage on mortgaged property which is sold or exchanged if (1) we deposit or pledge cash or purchase money obligations with the mortgage trustee, or (2) in certain instances, if we substitute other property of equivalent value. The mortgage also contains certain requirements relating to our withdrawal or application of proceeds of released property and other funds held by the mortgage trustee.

         Corporate Existence.

         We may consolidate or merge with or into or convey, transfer or lease all, or substantially all, of the mortgage property to any corporation lawfully entitled to acquire or lease and operate the property, provided that: such consolidation, merger, conveyance, transfer or lease in no respect impairs the lien of the mortgage or any rights or powers of the mortgage trustee or the holders of the outstanding mortgage bonds; and such successor corporation executes and causes to be recorded an indenture which assumes all of the terms, covenants and conditions of the mortgage and any indenture supplement thereto.

         The mortgage does not contain any covenant or other provision that specifically is intended to afford holders of our mortgage bonds special protection in the event of a highly leveraged transaction. The issuance of long-term debt securities requires the approval of the PUC.

         Defaults.

         Events of default are defined in the mortgage as (1) default for 60 days in the payment of interest on mortgage bonds or sinking funds deposits under the mortgage, (2) default in the payment of principal of bonds under the mortgage at maturity or upon redemption, (3) default in the performance of any other covenant in the mortgage continuing for a period of 60 days after written notice from the trustee, and (4) certain events of bankruptcy or insolvency of our company.

         Upon the authentication and delivery of additional mortgage bonds or the release of cash or property, we are required to file documents and reports with the mortgage trustee with respect to the absence of default.

         Rights of Bondholders upon Default.

         Upon the occurrence of an event of default, the holders of a majority in principal amount of all the outstanding mortgage bonds may require the mortgage trustee to accelerate the maturity of the mortgage bonds and to enforce the lien of the mortgage. Prior to any sale under the mortgage, and upon the remedying of all defaults, any such acceleration of the maturity of the mortgage bonds may be annulled by the holders of at least a majority in principal amount of all the outstanding mortgage bonds. The mortgage permits the trustee to require indemnity before proceeding to enforce the lien of the mortgage.

         Amendments.

         We and the mortgage trustee may amend the mortgage without the consent of the holders of the mortgage bonds: (1) to subject additional property to the lien to the mortgage; (2) to define the covenants and provisions permitted under or not inconsistent with the mortgage; (3) to add to the limitations of the authorized amounts, date of maturity, method, conditions and purposes of issue of any bonds issued under the mortgage; (4) to evidence the succession of another corporation to us and the assumption by a successor corporation of our covenants and obligations under the mortgage; (5) to make such provision in regard to matters or questions arising under the mortgage as may be necessary or desirable and not inconsistent with the mortgage.

         We and the mortgage trustee may amend the mortgage or modify the rights of the holders of the mortgage bonds with the written consent of at least 66 2/3% of the principal amount of the mortgage bonds then outstanding; provided, that no such amendment shall, without the written consent of the holder of each outstanding mortgage bond affected thereby: (1) change the date of maturity of the principal of, or any installment hereof on, any mortgage bond, or reduce the principal amount of any mortgage bond or the interest thereon or any premium payable on the redemption thereof, or change any place of payment where, or currency in which, any mortgage bond or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the date of maturity thereof; or (2) reduce the percentage in principal amount of the outstanding mortgage bonds, the consent of whose holders is required for any amendment, waiver of compliance with the provisions of the mortgage or certain defaults and their consequences; or (3) modify any of the amendment provisions or Section 22 of Article VIII (relating to waiver of default), except to increase any such percentage or to provide that certain other provisions of the mortgage cannot be modified or waived without the consent of the holder of each mortgage bond affected thereby.

         Governing Law.

         The mortgage is governed by the laws of the Commonwealth of Pennsylvania.

         Mortgage Trustee.

         Wachovia Bank, National Association (formerly First Union National
Bank), the trustee under the mortgage, is the registrar and disbursing agent for our mortgage bonds. Wachovia Bank, National Association is also our depository, from time to time makes loans to us and is trustee for a series of senior unsecured notes of Generation.

                         DESCRIPTION OF PREFERRED STOCK

         General.

         As of March 31, 2003, our authorized capital stock consists of 500,000,000 shares of common stock, without par value, and 15,000,000 shares of preferred stock, without par value. As of March 31, 2003, there were 170,478,507 shares of common stock outstanding and 1,374,720 shares of preferred stock outstanding.

         Our Board of Directors is authorized, without further shareholder action, to divide the preferred stock into one or more series and to determine the following designations, preferences, limitations and special rights of any series (which for any series will be set forth in the related prospectus supplement):

     o    the annual dividend rate or rates;

     o the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of our company;

     o the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

     o the price at and the terms and conditions upon which shares may be redeemed;

     o the terms and amount of any sinking fund for the purchase or redemption of shares of a series; and

     o the exchange or exchanges on which the preferred stock will be listed, if any.

     Dividend Rights.

         The annual dividend rate for each new series of preferred stock will be set forth in the applicable prospectus supplement. Dividends will be cumulative from the date of issuance and will be payable, when declared, quarterly on the first day of February, May, August and November. The dividends on shares of all series of preferred stock will be cumulative. Any limitations on our rights to pay dividends will be described in the applicable prospectus supplement.

         Unless dividends on all outstanding shares of preferred stock of all series shall have been paid for all past quarterly dividend periods, no dividends are paid or declared and no other distribution is made on the common stock, and no common stock shall be purchased or otherwise acquired for value by us.

         Voting Rights.

         Our articles of incorporation provide that the board of directors is to be classified into three classes. Holders of preferred stock and common stock elect an entire class for three-year terms. If and when dividends payable on all shares of the preferred stock are in default in an amount equal to four full quarterly dividends, and until all dividends then in default are paid or declared and set apart for payment, the holders of all shares of preferred stock, voting separately as a class, are entitled to elect the smallest number of directors necessary to constitute a majority of the full board of directors, and the holders of the common stock, voting separately as a class, are entitled to elect the remaining directors.

         Holders of preferred stock will be entitled to vote on certain matters relating to:

         (1) authorization of stock (other than a series of preferred stock) ranking prior to or on a parity with the preferred stock or any security convertible into shares of stock of such kinds;

         (2) change the express terms of the preferred stock or of any series thereof in a manner prejudicial to the holders thereof;

         (3) issuance of additional shares of preferred stock unless, for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares are issued, net earnings applicable to the payment of dividends on the preferred stock and net income before payment of interest charges on indebtedness and after provision for depreciation and taxes shall have been, respectively, at least two times the dividend requirements upon the entire amount of preferred stock to be outstanding immediately after the proposed issue of such additional shares, and at least one and one-half times the aggregate of such dividend requirements and interest charges for such period on the entire amount of indebtedness then to be outstanding;

         (4) issuance of additional shares of preferred stock, unless our capital represented by the common stock together with its surplus is in the aggregate at least equal to the involuntary liquidating value of the preferred stock;

         (5) increase in the total authorized amount of preferred stock of all series; and

         (6) merger or consolidation with or into any corporation, or division, unless ordered, exempted, approved, or permitted by the SEC or other federal regulatory authority.

         Except as otherwise provided in the express terms of any series of preferred stock, the number of authorized shares of preferred stock of any series may be increased without vote or consent of the holders of the outstanding shares of the series affected, subject to the aggregate limit on the authorized number of shares of preferred stock. With respect to (1), (2), (3) and (4) above, the consent or affirmative vote of the holders of shares of the preferred stock entitled to cast at least two-thirds of the votes which all holders of preferred stock of all series then outstanding are entitled to cast (or of the affected series in the case of a change prejudicial to less than all series) is required; and with respect to (5) and (6), the consent or affirmative vote of the holders of shares of the preferred stock entitled to cast at least a majority of the votes which all holders of preferred stock of all series then issued and outstanding are entitled to cast is required.

         The preferred stock of all series constitutes one class in any vote of shareholders except as stated above, or some mandatory provision of law is controlling. At all meetings of the holders of preferred stock at which such holders have the right to vote, each holder of preferred stock of each series shall be entitled to one vote or fraction thereof, for each $100 or fraction thereof of involuntary liquidating value represented by the shares of preferred stock of such series held by each such holder.

         Liquidation Rights.

         Upon liquidation or dissolution of our company, holders of the preferred stock then outstanding are entitled to receive a cash payment per share equal to the liquidation value provided for the respective series, plus accrued and unpaid dividends to the date of liquidation, before any payment shall be made to holders of common stock.

         No dividend payment or distribution shall be made to holders of common stock, if, after giving effect to such dividend payment or distribution, our capital represented by the common stock, together with surplus, is less than the involuntary liquidating value of all outstanding preferred stock.

         The amount per share payable on each series of the new preferred stock in the event of any voluntary or involuntary liquidation will be set forth in the applicable prospectus supplement.

         Redemption Provisions.

         The redemption provisions, if any, with respect to each series of new preferred stock will be set forth in the applicable prospectus supplement. After payment of all dividends on all series of preferred stock for past dividend periods, we, by action of our Board of Directors, may redeem the whole or any part of any series of the preferred stock, to the extent permitted by the terms of that series of preferred stock, at any time or from time to time at the applicable redemption price of the shares of the particular series together with accrued and unpaid dividends.

         Sinking Fund.

         The sinking fund provisions, if any, with respect to each series of new preferred stock will be set forth in the applicable prospectus supplement.

         Miscellaneous.

         Holders of our preferred stock will not have any preemptive rights to subscribe for or purchase any additional shares of our capital stock, or other securities or other right or option to purchase shares of capital stock. The new preferred stock, when issued, will be fully paid and nonassessable.

         There is no provision restricting us from purchasing shares of preferred stock in the event of an arrearage in the payment of dividends or sinking fund obligations.

         Listing.

         We intend to list each series of preferred stock offered hereby on the New York Stock Exchange, but we are under no obligation to do so. The prospectus supplement will indicate whether and where the preferred stock to be issued will be listed.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         Each trust may issue trust preferred securities and trust common securities under the terms of its respective trust agreement. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We suggest that you read the trust agreement for the complete text of the provisions that are summarized below as well as for the provisions that are not summarized but may be important to you. The trust agreement has been qualified as an indenture under the Trust Indenture Act. The Trust Indenture Act contains provisions that apply to the trust preferred securities, and you may wish to refer to it as well. Wherever particular defined terms of the trust agreement are referred to in this prospectus, those defined terms are incorporated by reference into this prospectus and any related prospectus supplement.

         General Information.

         Both the trust preferred securities and the trust common securities will represent undivided beneficial interests in the assets of the issuing trust. If there is an event of default under a trust agreement, as described below, the rights of the holders of the trust preferred securities at issue will be entitled to priority in right of payment over the holders of trust common securities. All of the trust common securities will be owned by us.

         Prohibited Actions of the Trust.

         Each trust will invest the proceeds from any issuance of trust preferred securities, together with the consideration we pay for the trust common securities, to purchase subordinated debt securities from us. Legal title in the subordinated debt securities will be held by the property trustee in trust for the benefit of the trust and the holders of the trust securities.

         In accordance with the trust agreements, each trust may not:

          o acquire any investments or engage in any activities not authorized by the applicable trust agreement;

          o take or consent to any action that would cause the trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes;

          o    issue debt or any securities other than the trust securities;

          o    incur indebtedness for borrowed money;

          o    pledge any of its assets;

          o sell, assign, transfer, exchange or otherwise dispose of trust property or interests except as provided in the applicable trust agreement; or

          o    take any action that would vary the investment by the trust.

         We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantees." The guarantees will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for those payments. In that event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the subordinated debt securities held by the issuing trust. If the property trustee fails to enforce its rights with respect to the subordinated debt securities held by the issuing trust, any record holder of the trust preferred securities of that trust may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under those subordinated debt securities without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of principal of, premium, if any, or interest on the subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder on or after the due date specified in the subordinated debt securities.

         Holders of the trust preferred securities have no preemptive or similar rights.

         Distributions.

         Distributions on the trust preferred securities of a trust will be payable on the dates and at the rates set forth in the applicable prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the associated subordinated debt securities held by the issuing trust. The revenue of the issuing trust available for distribution to holders of the trust preferred securities will be limited to payments under the subordinated debt securities in which the issuing trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the subordinated debt securities held by the issuing trust, the property trustee will not have funds available to pay distributions on the trust preferred securities.

         Unless an event of default under the subordinated debt indenture has occurred and is continuing, we may, on one or more occasions, defer the payment of interest on the subordinated debt securities. The applicable prospectus supplement will specify the length of time for which such interest deferral period may last. See "Description of Subordinated Debt Securities - Events of Default."

         However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. Distributions on the trust preferred securities will be deferred by the issuing trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement.

         Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period, except as permitted by the subordinated debt indenture.

         We must give the trust holding the subordinated debt securities at issue and the subordinated debt trustee notice of our election to defer the payment of interest on the subordinated debt securities at least the number of business days specified in the subordinated debt indenture prior to the earlier of:

         o the date the distributions on the trust preferred securities would have been payable except for the election to begin such deferral period; or

         o the date we or the trust are required to give notice to any securities exchange or any other applicable self-regulatory organization or to the holders of trust preferred securities of the record date or the date such distributions are payable.

         There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See "Description of Subordinated Debt Securities - Option to Extend Interest Payment Date."

         During any deferral period, we may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock.

         Payment of Additional Amounts.

         If a Tax Event (the meaning of which can be found under "Description of Subordinated Debt Securities - Special Event Redemption") has occurred and is continuing at any time while the property trustee holds any subordinated debt securities, and a trust or the property trustee in respect of that trust is required to pay any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any case, we will pay any additional amounts as may be required so that the net amounts received and retained by the trust and the property trustee, after paying those taxes, duties, assessments or other governmental charges, will be equal to the amounts the trust and the property trustee would have received had those taxes, duties, assessments or other governmental charges not been imposed as a result of the Tax Event. We refer to these payments in this prospectus as "Additional Amounts." Our payments of Additional Amounts on the subordinated debt securities will ensure that the distributions then due and payable by the trust at issue on the trust's outstanding trust preferred securities and trust common securities will not be reduced as a result of such taxes, duties, assessments or governmental charges imposed as a result of a Tax Event.

         Redemption.

         Whenever subordinated debt securities are repaid (other than following the distribution of subordinated debt securities to the holders of the trust securities), whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a Like Amount (as defined below) of the related trust securities, upon not less than 30 nor more than 60 days notice of the date of redemption to the holders of the trust securities, at a redemption price equal to the liquidation amount of the trust securities to be redeemed plus accrued and unpaid interest to the redemption date. See "Description of Subordinated Debt Securities - Optional Redemption" and "- Special Event Redemption." If less than all of the subordinated debt securities are to be redeemed on a redemption date, then the proceeds of such redemption shall be allocated pro rata among the related trust securities, unless an event of default with respect to the subordinated debt securities has occurred and is continuing. See "- Subordination of Trust Common Securities."

         The term "Like Amount" means:

         o with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of the subordinated debt securities that are to be contemporaneously paid in accordance with their terms; and

         o with respect to a distribution of subordinated debt securities upon the dissolution and liquidation of the trust, subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such subordinated debt securities are being distributed.

         We will have the option to redeem the subordinated debt securities:

          o in whole at any time or in part from time to time on or after the date indicated in the prospectus supplement; and

          o in whole, but not in part, at any time within 90 days of the occurrence of a Special Event.

         See "Description of Subordinated Debt Securities - Optional Redemption and - Special Event Redemption."

         Redemption Procedures.

         If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or redemption of the related subordinated debt securities. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that a trust has funds legally available for the payment of the applicable redemption price. See also "- Subordination of Trust Common Securities."

         If a trust gives a notice of redemption in respect of its trust preferred securities, then, by 2:00 p.m., New York City time, on the redemption date, to the extent funds are legally available to the trust, with respect to the trust preferred securities held by DTC, or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "Book-Entry System." With respect to the trust preferred securities that are held in certificated form, the property trustee, to the extent funds are legally available, will deposit with the paying agent for those trust preferred securities funds sufficient to pay the applicable redemption price and will give that paying agent irrevocable instructions to pay the applicable redemption price to the holders of those trust preferred securities upon surrender of their certificates evidencing those trust preferred securities. See "- Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of those trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then upon the date of that deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of those holders to receive the applicable redemption price, and those trust preferred securities will cease to be outstanding.

         If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. If the next succeeding business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantees:

         o distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the issuing trust to the date the redemption price is actually paid; and

         o the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         We or our affiliates may, subject to applicable law, from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

         If less than all of a trust's outstanding trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of those trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among such trust's trust preferred securities and trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreements, unless the context otherwise requires, all provisions relating to the redemption of the trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities that are to be redeemed at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the subordinated debt securities, on and after the redemption date, distributions will cease to accrue on the trust securities called for redemption.

Dissolution of a Trust and Distribution of the Subordinated Debt Securities.

         Each trust shall automatically dissolve upon the first to occur of:

          o    our bankruptcy, dissolution or liquidation;

          o delivery by us to the property trustee of a direction in writing to dissolve the trust and distribute the subordinated debt securities to the holders of the trust's trust securities;

          o    the expiration of the term of the trust;

          o the payment at maturity or redemption of the applicable subordinated debt securities and the consequent payment of all of the trust preferred securities as described under "- Redemption"; and

          o the entry of an order for dissolution of the trust by a court of competent jurisdiction.

         We have the right at any time to dissolve the trusts and, after satisfaction of liabilities to creditors of the trusts, cause the subordinated debt securities held by the trusts to be distributed to the holders of the trust securities in liquidation of the trusts.

         If a dissolution occurs as described in the first or last bullet points in the preceding paragraph, the trust at issue will be wound up by the administrative trustees as expeditiously as possible. After satisfaction (whether by payment or reasonable provision for payment) of liabilities to the trust's creditors, the property trustee will distribute to the holders of trust securities a Like Amount of the subordinated debt securities held by the trust, unless that distribution is determined by the administrative trustees not to be practicable. In that case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if an event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "- Subordination of Trust Common Securities."

         If we elect not to prepay the subordinated debt securities before maturity in accordance with their terms and either elect not to or are unable to dissolve and wind up a trust and distribute the subordinated debt securities to holders of the trust securities, the trust securities will remain outstanding until the repayment of the subordinated debt securities on the stated maturity date.

         After the liquidation date is fixed for any distribution of subordinated debt securities to holders of the trust securities:

          o    the trust securities will no longer be deemed to be outstanding;

          o any holders who provide certificates representing trust securities will receive certificates representing a Like Amount of subordinated debt securities;

          o any certificates for trust securities not surrendered for exchange will be deemed to represent a Like Amount of subordinated debt securities; and

          o all rights of holders of trust securities will cease except the right to receive a Like Amount of subordinated debt securities.

         Subordination of Trust Common Securities.

         Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date, an event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

         In the case of any event of default under the subordinated debt indenture, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to that event of default until its effect on the trust preferred securities is cured, waived or otherwise eliminated. Until that event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as the holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

         Trust Agreement Events of Default; Notice.

         Each trust agreement provides that an event of default under the subordinated debt indenture with respect to the series of subordinated debt securities held by that trust constitutes an event of default with respect to the trust securities. See "Description of Subordinated Debt Securities - Events of Default."

         Within ninety days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of that default to the holders of the trust securities and the other persons entitled to such notice under the trust agreement, unless the default is cured or waived. We are required to file annually with the subordinated debt trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the subordinated debt indenture.

         Upon the occurrence of a trust agreement event of default, the subordinated debt trustee or the property trustee as the holder of the subordinated debt securities will have the right under the subordinated debt indenture to declare the principal of and interest on the subordinated debt securities held by the trust to be immediately due and payable.

         If a trust agreement event of default occurs and is continuing, then the holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as holder of the subordinated debt securities. If the property trustee fails to enforce its rights with respect to the subordinated debt securities held by the trust at issue, any record holder of the trust preferred securities issued by that trust may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under those subordinated debt securities without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, if a trust agreement event of default has occurred and is continuing and that event is attributable to our failure to pay interest, principal or other required payments on the subordinated debt securities issued to the trust on the date that interest, principal or other payment is otherwise payable, then a record holder of the trust preferred securities may, on or after the respective due dates specified in the subordinated debt securities, institute a proceeding directly against us for enforcement of payment on those subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by that holder. In connection with such an action, we will be subrogated to the rights of that record holder of trust preferred securities to the extent of any payment made by us to that record holder of trust preferred securities.

         If an event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described above under " - Liquidation of the Trust and Distribution of Subordinated Debt Securities" and " - Subordination of Trust Common Securities."

         Removal of a Trust's Trustees.

         Unless an event of default occurs and is continuing, any trustee of a trust may be removed at any time by us, as the holder of the trust common securities. If an event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at that time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of a trustee of a trust and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

         Under the trust agreement, if the property trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the property trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the trust agreement. To the extent permitted by the Trust Indenture Act, the property trustee shall not be deemed to have a conflicting interest by virtue of being trustee under the guarantee.

         Mergers, Consolidations, Amalgamations or Replacements of a Trust.

         A trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "- Liquidation of the Trust and Distribution of Subordinated Debt Securities." Each trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State; provided that:

          o    such successor entity either:

               - expressly assumes all of the obligations of the trust with respect to the trust securities; or

               - substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (successor securities) so long as the successor securities rank the same as the trust preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

          o we expressly appoint a trustee of that successor entity possessing the same powers and duties as the property trustee as the holder of the subordinated debt securities;

          o the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed or quoted, if any;

          o if the trust preferred securities (including any successor securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation or replacement does not cause those trust preferred securities (including any successor securities) to be downgraded by any such nationally recognized statistical rating organization;

          o such merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect;

          o the successor entity has a purpose substantially identical to the purpose of the trust;

          o prior to such merger, consolidation, amalgamation or replacement, we and the property trustee have received an opinion from counsel to the effect that:

               - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect; and

               - following the merger, conversion, consolidation, amalgamation, or replacement neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act;

               - following such merger, consolidation, amalgamation or replacement, the trust or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes; and

          o we guarantee the obligations of that successor entity under the Successor Securities at least to the extent provided by the guarantees.

         Notwithstanding the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of its trust securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger or replacement would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

         Voting Rights.

         Except as provided above under "- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and below under "Description of Guarantees - Amendments and Assignment" and as otherwise required by law and the trust agreements, the holders of the trust preferred securities will have no voting rights.

         Amendment of the Trust Agreements.

         Each trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust securities issued pursuant to the trust agreement:

         o to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, provided, however, that the interests of the holders of the trust securities shall not be adversely affected in any material respect; or

         o to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding.

Any amendments of the trust agreement pursuant to the bullets above shall become effective once notice is given to the holders of the trust securities issued pursuant to the trust agreement at issue.

         The trust or the trustees may amend a trust agreement:

         o with the consent of holders representing not less than 66-2/3% (based upon liquidation amount) of the outstanding trust securities issued pursuant the trust agreement; and

         o upon receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

         However, without the consent of each holder of trust securities issued pursuant to the trust agreement, a trust agreement may not be amended to:

         o change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date;

         o restrict the right of a holder of the trust securities to institute suit for the enforcement of any such payment on or after such date; or

         o change the level of consent required from the holders of the trust securities to amend a trust agreement.

         The trustees may not enter into or consent to any amendment to a trust agreement which would cause the trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act or to not be characterized for U.S. federal income tax purposes as a grantor trust and each holder of trust securities not to be treated as owning an undivided beneficial interest in the subordinated debt securities.

         So long as any subordinated debt securities are held by a trust, the trustees will not:

          o direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee, or execute any trust or power conferred on the subordinated debt trustee with respect to the subordinated debt securities held by the trust;

          o waive any past defaults under the subordinated debt indenture held by the trust;

          o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the subordinated debt securities held by the trust; or

          o consent to any amendment, modification or termination of the subordinated debt indenture or the subordinated debt securities, where that consent shall be required, or to any other action as the holder of the subordinated debt securities held by the trust, without, in each case, obtaining the prior approval of the holders of at least 66-2/3% in liquidation amount of all outstanding trust preferred securities issued by the trust. However, where a consent under the subordinated debt indenture would require the consent of each holder of subordinated debt securities affected thereby, no such consent shall be given by the trustees without the prior consent of each holder of the trust preferred securities. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of those holders. The property trustee shall notify each holder of the trust preferred securities of any notice of default that it receives with respect to the subordinated debt securities held by the trust. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

         Any required approval of holders of trust preferred securities may be given at a meeting of those holders convened for that purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of the trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

         No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel trust preferred securities in accordance with its trust agreement.

         Form, Denomination, Book-Entry Procedures and Transfer.

         Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be issued in registered, global form. See "Book-Entry System."

         Payment and Paying Agent.

         Payments in respect of trust preferred securities held in global form will be made to the depository, which shall credit the relevant accounts at the depository on the applicable distribution dates, or in respect of trust preferred securities that are not held by the depository, those payments shall be made by check mailed to the address of the holder entitled thereto as that address shall appear on the register. The paying agent for the trusts will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the administrative trustees and us. If the paying agent resigns or is removed, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

         Registrar and Transfer Agent.

         The property trustee will act as registrar and transfer agent for the trust preferred securities.

         Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the issuing trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The issuing trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.

         Information Concerning the Property Trustee.

         The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         Wachovia Trust Company, National Association will serve as the property trustee, the Delaware trustee and the guarantee trustee. See "Description of Guarantees." Wachovia Bank, National Association serves as the trustee for the subordinated debt securities. See "Description of Subordinated Debt Securities."

         Miscellaneous.

         The administrative trustees are authorized and directed to conduct the affairs of and to operate each trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust securities.

         The trust agreements and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

         Certain United States Federal Income Tax Consequences.

         We may include a discussion of certain United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a trust preferred security in the prospectus supplement related to the issuance of that trust preferred security. Please refer to any discussion of the taxation of the trusts, subordinated debt securities or trust preferred securities provided in the applicable prospectus supplement.

         It is expected that, in connection with the issuance of the trust preferred securities, Ballard Spahr Andrews & Ingersoll LLP, tax counsel to us and to the trusts, will render its opinion that, under then current law and subject to certain assumptions, the trusts will be characterized for United States federal income tax purposes as a "grantor trust" and not as an association or publicly traded partnership taxable as a corporation. If a trust is properly characterized as a grantor trust, the trust will not be subject to United States federal income taxes and each beneficial owner of trust preferred securities will be treated for such purposes as owning a pro rata undivided interest in the subordinated debt securities, and will be required to include in income any income with respect to the owner's allocable share of those subordinated debt securities.

         Potential purchasers of trust preferred securities should be aware that a subordinated debt security might be treated as having been issued with original issue discount (OID). In general, a subordinated debt security will be treated as having been issued with OID if, among other possibilities:

         o the subordinated debt security has an issue price (determined under applicable regulations) that is less than the subordinated debt security's principal amount, or

         o interest on the subordinated debt security is not considered to be unconditionally payable at least annually during the entire term of the subordinated debt security at a single fixed rate or, subject to certain exceptions, at one or more variable rates.

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

         Our ability to defer interest payments on the subordinated debt securities, described in "Distributions" and "Description of Subordinated Debt Securities -Option to Extend Interest Payment Date" might result in the subordinated debt securities having OID. A beneficial owner of a trust preferred security evidencing an interest in a subordinated debt security with OID generally will be required to include that OID in income as it accrues, regardless of the owner's method of accounting for United States federal income tax purposes, before receipt of cash payments attributable to that income.

         If relevant, the applicable prospectus supplement will contain a more complete discussion of the rules governing the treatment of OID, including a discussion of the consequences under those rules of our ability to defer interest payments on the subordinated debt securities.

         The United States federal income tax discussion set forth above is included for general information only and does not purport to be a complete discussion of the United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a trust preferred security. Prospective purchasers of a trust preferred security should consult the prospectus supplement related to the issuance of the trust preferred security they are considering purchasing and their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of a trust preferred security.

                   DESCRIPTION OF SUBORDINATED DEBT SECURITIES

         We will issue the subordinated debt securities under an Indenture between us and Wachovia Bank, National Association, as subordinated debt trustee. We refer to this Indenture, as amended and supplemented, in this prospectus as the "subordinated debt indenture" and to Wachovia Bank, National Association, in its capacity as trustee under the subordinated debt indenture, as the "subordinated debt trustee." The subordinated debt indenture will be qualified under the Trust Indenture Act. We have summarized selected provisions of the subordinated debt indenture below. We suggest that you read the form of subordinated debt indenture for the complete text of those provisions as well as for the provisions that are not summarized but may be important to you. A copy of the form of subordinated debt indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

         The subordinated debt securities may be distributed to the holders of trust securities in liquidation of the issuing trust. See "Description of Trust Preferred Securities - Liquidation of the Trust and Distribution of the Subordinated Debt Securities." If that occurs, we will use our best efforts to have the subordinated debt securities listed on the New York Stock Exchange or on the exchange on which the trust preferred securities are then listed.

         General Information.

         Each trust will invest the proceeds obtained from any issuance of its trust preferred securities, together with the consideration paid by us for its trust common securities, in subordinated debt securities issued by us. The subordinated debt securities will bear interest from the same date and at the same rate as the trust preferred securities. It is anticipated that, until the liquidation, if any, of the issuing trust, each subordinated debt security will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

         Unless otherwise specified in the accompanying prospectus supplement, we will initially issue each the subordinated debt securities in the form of one or more global securities, in registered form, as described under "- Form, Registration and Transfer" below and "Book-Entry System." The subordinated debt securities will be issued in denominations and integral multiples as provided in the applicable prospectus supplement. Payments with respect to global subordinated debt securities will be made to the depository as described under "Book-Entry System." In the event the subordinated debt securities are issued in certificated form, principal and interest will be payable, the transfer of the subordinated debt securities will be registrable and the subordinated debt securities may be exchanged for subordinated debt securities of other denominations for a like aggregate principal amount at the corporate trust office of the subordinated debt trustee in Philadelphia, Pennsylvania. See "- Payment and Paying Agents."

         Ranking.

         The subordinated debt securities will rank equally with all other subordinated debt and will be unsecured, subordinate, and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the subordinated debt indenture. The subordinated debt securities will mature on the date provided in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will not be subject to a sinking fund provision.

         Subordination.

         In the subordinated debt indenture, we have covenanted and agreed that any subordinated debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all Senior Indebtedness (the meaning of which is set forth below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to us, all Senior Indebtedness must be paid in full before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect thereof.

         No payments on account of principal, or premium, or interest, if any, in respect of the subordinated debt securities may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof has occurred and is continuing, or if any judicial proceeding shall be pending with respect to any such default.

         The term "Senior Indebtedness" means:

         o        all of our obligations for borrowed money;

         o all of our obligations evidenced by securities, bonds, notes, debentures issued under indentures other than the subordinated debt indenture or other similar instruments, including the bonds issued under our mortgage;

         o        all of our capital lease obligations;

         o all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and our obligations under any title retention agreement, but excluding our trade accounts payable arising in the ordinary course of business;
         o all of our reimbursement obligations with respect to any letter of credit, banker's acceptance, security purchase facility or similar credit transactions;

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

         o all obligations of the type referred to in the preceding five bullet points of another person that we have guaranteed or are responsible or liable for as obligor or otherwise; and

         o all obligations of the type referred to in the preceding bullet points of another person secured by any lien on any of our property or assets (whether or not that obligation has been assumed by us), except for:

                    - those obligations that, by their terms, rank equally with or junior to the subordinated debt securities, including all of our obligations and associated guarantees to our other trusts, partnerships or entities that act as our financing vehicle for the issuance of preferred securities that rank equally with or junior to the trust preferred securities, and

                    -    obligations between us and our affiliates.

         Senior Indebtedness continues to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of that Senior Indebtedness.

         The subordinated debt indenture does not limit the aggregate amount of Senior Indebtedness that we may issue, nor does it afford holders of the subordinated debt securities protection in the event of a highly leveraged or similar transaction involving our company. As of March 31, 2003, our Senior Indebtedness was approximately $1,327 million, and our consolidated senior indebtedness was approximately $5,459 million, which includes $4,132 million of PECO Energy Transition Trust transition bonds.

         Certain Covenants.

         We covenant that we will not, and will not permit any subsidiary to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (subject to certain exceptions) if at such time there shall have occurred any event that would constitute an event of default under the subordinated debt indenture or we are in default with respect to payments of any of our obligations under the guarantees.

         If we have given notice of our election to defer interest payments on the subordinated debt securities as provided in the subordinated debt indenture and the deferral period, or any extension thereof, is continuing, we covenant not to declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock.

         So long as an issuing trust's trust preferred securities remain outstanding, we also covenant:

         o to maintain 100% direct or indirect ownership of the issuing trust's trust common securities; provided, however, that any successor to us is permitted under the subordinated debt indenture to succeed to our ownership of the trust common securities;

         o to not cause or permit the dissolution, winding-up or termination of the issuing trust, except in connection with the distribution of subordinated debt securities in connection with certain mergers, consolidations or amalgamations, each as permitted by the applicable trust agreement; and

         o        to use our reasonable efforts to cause the issuing trust:

                    - to remain a statutory trust, except in connection with the distribution of subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations as permitted by the applicable trust agreement; and

                    - to continue otherwise to be treated as a grantor trust for United States federal income tax purposes.

         Optional Redemption.

         Unless otherwise specified in the applicable prospectus supplement, we may redeem a series of subordinated debt securities, at our option, in whole at any time or in part from time to time, on or after the date indicated in the prospectus supplement. Unless the applicable prospectus supplement states otherwise, the redemption price for such an optional redemption will be equal to 100% of the principal amount of subordinated debt securities to be redeemed plus any accrued and unpaid interest, including Additional Amounts and Compounded Interest, if any, as described under "- Interest," to the redemption date.

         If a partial redemption of a series of subordinated debt securities would result in the delisting of the trust preferred securities from any national securities exchange or other organization on which those securities are then listed, we may only redeem a series of subordinated debt securities in whole.

         Unless otherwise specified in the applicable prospectus supplement, upon the occurrence of a Tax Event as described under "- Special Event Redemption" below, we may, at our option in certain circumstances redeem the subordinated debt securities in whole, but not in part, within 90 days following the occurrence of the Special Event at a redemption price equal to 100% of the principal amount of subordinated debt securities to be redeemed plus any accrued and unpaid interest to the redemption date.

         Cancellation.

         All subordinated debt securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any person, other than the subordinated debt trustee, be delivered to the subordinated debt trustee, and any of those subordinated debt securities surrendered directly to the subordinated debt trustee for any such purpose shall be promptly canceled by it. Our acquisition at any time of any subordinated debt securities shall not operate as a redemption or satisfaction of the indebtedness represented by those subordinated debt securities unless and until we deliver the same to the subordinated debt trustee for cancellation.

         Option to Extend Interest Payment Date.

         The applicable prospectus supplement will set forth the length of time for which we may defer the payment of interest on a series of subordinated debt securities. No deferral period may end on a date other than an interest payment date or extend beyond the stated maturity date of the subordinated debt securities. At the end of any deferral period, we will pay all interest then accrued and unpaid (including Additional Amounts and Compounded Interest, if any).

         During any interest deferral period at any time when a trust is the holder of subordinated debt securities, we will not make specified payments on our capital stock. See "- Certain Covenants."

         Prior to the termination of any deferral period, we may further extend that deferral period, so long as the extension does not cause that deferral period to exceed the time period specified in the applicable prospectus supplement or extend beyond the stated maturity date of the subordinated debt securities. Upon the termination of any deferral period and the payment of all amounts then due, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof, but we have the option to prepay at any time all or a portion of the interest accrued during any deferral period.

         We will give the trust holding the subordinated debt securities at issue notice of our selection or extension of a deferral period at least the number of business days specified in the applicable prospectus supplement prior to:

          o the next date on which distributions on the applicable trust securities are payable; or

          o the date on which we or the trust are required to give notice to any securities exchange or other applicable self-regulatory organization of the record date or the date such distributions are payable, but in any event at least one business day before that record date.

         There is no limitation in the subordinated debt indenture on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the subordinated debt securities.

         Interest.

         We will pay interest on the subordinated debt securities as set forth in the applicable prospectus supplement. We will also pay the following amounts on the subordinated debt securities:

          o Additional Amounts, in the circumstances described under "Description of Trust Preferred Securities - Payment of Additional Amounts"; and

          o interest on interest payments that are deferred because of an interest deferral period, which we refer to in this prospectus as Compounded Interest.

         Special Event Redemption.

         Unless otherwise specified in the applicable prospectus supplement, if a Special Event occurs and is continuing, we may, at our option, redeem the subordinated debt securities in whole or in part at any time within 90 days of the occurrence of that Special Event, at a redemption price equal to 100% of the principal amount of the subordinated debt securities to be redeemed plus accrued and unpaid interest thereon to the date of redemption.

         A "Special Event" means a Tax Event or an Investment Company Event.

         An "Investment Company Event" means the receipt by us of an opinion of counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective on or after the date of the original issuance of the trust preferred securities.

         A "Tax Event" means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of:

          o any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or

          o any amendment to, or change in, any interpretation or application of such laws or regulations,

which change or amendment becomes effective on or after the date of the original issuance of the trust preferred securities, there is more than an insubstantial risk that:

          o a trust would be subject to United States federal income tax with respect to income received or accrued on the subordinated debt securities;

          o interest payable by us to a trust on the subordinated debt securities would not be deductible by a member of our consolidated tax group for United States federal income tax purposes; or

          o a trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on such those subordinated debt securities called for redemption.

         Modification of Subordinated Debt Indenture.

         From time to time we and the subordinated debt trustee may, without the consent of the holders of subordinated debt securities, amend the subordinated debt indenture for specified purposes, including, among other things, to cure any ambiguity, defect or inconsistency contained in the subordinated debt indenture or the trust preferred securities and to create any new series of subordinated debt securities.

         The subordinated debt indenture contains provisions permitting us and the Subordinated Debt Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the subordinated debt securities, to modify the subordinated debt indenture or any supplemental indenture in a manner affecting the rights of the holders of subordinated debt securities. However, no such modification may, without the consent of the holders of each outstanding subordinated debt security so affected:

          o extend the fixed maturity, or reduce the rate of interest or extend the time of payment of interest on, or reduce the principal amount of, the subordinated debt securities or reduce the amount payable on redemption thereof; or

          o reduce the percentage of principal amount of subordinated debt securities, the holders of which are required to consent to any such modification of the subordinated debt indenture.

         Events of Default.

         The subordinated debt indenture provides that any one or more of the following constitute an event of default with respect to the subordinated debt securities:

          o failure to pay any interest on the subordinated debt securities when due for 30 days, subject to the deferral of any due date in the case of an extension period;

          o failure to pay any principal or premium, if any, on the subordinated debt securities when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise, subject to the deferral of any due date in the case of an extension period;

          o failure to observe or perform any of our other covenants contained in the subordinated debt indenture for 90 days after written notice to us from the subordinated debt trustee or the holders of at least 25% in aggregate outstanding principal amount of subordinated debt securities;

          o    our bankruptcy, insolvency or reorganization, in certain cases;
               or

          o the voluntary or involuntary dissolution, winding-up or termination of the trust, except in connection with the distribution of subordinated debt securities to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations as permitted by the applicable trust agreement.

         The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee. If an event of default has occurred and is continuing, the subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of the subordinated debt securities may declare the principal amount on all subordinated debt securities due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration has been deposited with the subordinated debt trustee.

         The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities affected thereby may, on behalf of the holders of all the subordinated debt securities, waive any past default or event of default and its consequences, except:

          o a default in the payment of principal, premium, if any, on or interest (unless such a default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee); or

          o a default in our covenant not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire any of our capital stock during any interest deferral period.

         In case an event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on the subordinated debt securities, and any other amounts payable under the subordinated debt indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the subordinated debt securities.

         An event of default under the subordinated debt indenture also constitutes an event of default under the related trust agreement. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the subordinated debt securities. See "Description of Trust Preferred Securities - Trust Agreement Events of Default; Notice."

         Consolidation, Merger, Sale of Assets and Other Transactions.

         The subordinated debt indenture does not contain any covenant which restricts our or the trusts' ability to:

          o    merge or consolidate with or into any corporation;

          o sell or convey all or substantially all of our or the trust's assets to any person, firm or corporation; or

          o    otherwise engage in restructuring transactions.

         Satisfaction and Discharge.

         We may be discharged from all of our obligations under the subordinated debt indenture (except as otherwise provided in the subordinated debt indenture) when:

          o either (1) all of the subordinated debt securities have been delivered to the subordinated debt trustee for cancellation, or
               (2) all subordinated debt securities not delivered to the subordinated debt trustee for cancellation

               -    have become due and payable,

               - will become due and payable by their terms within one year, or

               - are to be called for redemption within one year under arrangements satisfactory to the subordinated debt trustee for the giving of notice of redemption,

               and we, in the case of clause (2), have deposited or caused to be deposited with the subordinated debt trustee, in trust, an amount in moneys or Governmental Obligations, or any combination of the foregoing, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the subordinated debt trustee to pay all principal, premium, if any, and interest on those subordinated debt securities due or to become due;

          o we have paid or caused to be paid all other sums payable by us under the subordinated debt indenture; and

          o we have delivered to the subordinated debt trustee an opinion of counsel to the effect that, based upon our receipt from, or the publication by the Internal Revenue Service of a ruling or change in law, the holders of subordinated debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

         Form, Registration and Transfer.

         If the subordinated debt securities are distributed to the holders of the trust securities, the subordinated debt securities may be represented by one or more global certificates registered in the name of DTC or its nominee. Under those circumstances, the depository arrangements for the subordinated debt securities would be expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry System."

         Payment and Paying Agents.

         Payment of principal of, premium, if any, and interest on the subordinated debt securities will be made at the office of the subordinated debt trustee or at the office of any other paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made, except in the case of subordinated debt securities in global form, by check mailed to the address of the holder thereof as such address shall appear in the register for subordinated debt securities.

         Payment of any interest on any subordinated debt security will be made to the person in whose name that subordinated debt security is registered at the close of business on the record date for that interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for the subordinated debt securities.

         Any monies deposited with the subordinated debt trustee or any paying agent for the payment of the principal of, and premium, if any, or interest on any subordinated debt security and remaining unclaimed for two years after that principal, and premium, if any, or interest has become due and payable shall, at our request, be repaid to us and the holder of that subordinated debt security shall thereafter look only to us for payment thereof.

         Governing Law.

         The subordinated debt indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles thereof.

         Information Concerning the Subordinated Debt Trustee.

         The subordinated debt trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the subordinated debt indenture at the request of any holder of subordinated debt securities, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. However, the foregoing shall not relieve the subordinated debt trustee, upon the occurrence of an event of default under the subordinated debt indenture, from exercising the rights and powers vested in it by the subordinated debt indenture. Under the subordinated debt indenture, if the subordinated debt trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the subordinated debt trustee and we shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Wachovia Bank, National Association will serve as subordinated debt trustee. See "Description of Trust Preferred Securities - Information Concerning the Property Trustee."

         Miscellaneous.

         We have the right at all times to assign any of our rights or obligations under the subordinated debt indenture to a direct or indirect wholly-owned subsidiary of us; provided that, in the event of any such assignment, we will remain liable for all of our obligations under the subordinated debt indenture. Subject to the foregoing, the subordinated debt indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The subordinated debt indenture provides that it may not otherwise be assigned by the parties thereto.

         We have covenanted in the subordinated debt indenture to pay all fees and expenses related to:

          o the offering of the trust preferred securities and the subordinated debt securities;

          o    the organization, maintenance and dissolution of the trusts;

          o    the retention of the trusts' trustees; and

          o the enforcement by the property trustee of the rights of holders of trust preferred securities.

                            DESCRIPTION OF GUARANTEES

         Set forth below is a summary of information concerning the guarantees, which will be executed and delivered by us for the benefit of the holders from time to time of the trust preferred securities. The guarantee has been qualified under the Trust Indenture Act. Wachovia Trust Company, National Association, the guarantee trustee, will hold the guarantees for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act.

         General Information.

         We will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that we, in our capacity as guarantor, may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

         o any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the issuing trust has funds on hand legally available therefor at that time;

         o the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the issuing trust has funds on hand legally available therefor at that time; and

         o upon a voluntary or involuntary dissolution, winding-up or liquidation of the issuing trust (other than in connection with the distribution of the subordinated debt securities held by the issuing trust to holders of its trust preferred securities), the lesser of:

                  - the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent the trust has funds legally available therefor at the time; and

                  - the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

         Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay those amounts to those holders.

         Each guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities at issue from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the issuing trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the subordinated debt securities held by the property trustee, the issuing trust will not make distributions on the trust preferred securities.

         Through the guarantees, the trust agreements, the subordinated debt securities and the subordinated debt indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the issuing trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Subordinated Debt Securities and the Guarantee."

         Status of the Guarantees.

         Each guarantee will constitute our unsecured obligation and will rank
(x) subordinate and junior in right of payment to all of our other liabilities, including the subordinated debt securities, except those obligations or liabilities made pari passu or subordinate by their terms, (y) pari passu with any guarantee in respect of any preferred stock of any affiliate of ours and (z) senior to all of our preferred and common stock.

         Our obligations under each guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to us for payments under the guarantees. See "Description of Subordinated Debt Securities -Subordination." The guarantees do no limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness, whether under the subordinated debt indenture, any other indenture that we may enter into in the future or otherwise.

         Each guarantee will constitute a guarantee of payment and not of collection. Each guarantee will be held for the benefit of the holders of the trust preferred securities and will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the subordinated debt securities. The guarantees do not limit the amount of additional Senior Indebtedness that we may incur.

         Guarantee Events of Default.

         An event of default under a guarantee will occur upon our failure to perform any of our payment obligations thereunder. The holders of more than 50% in liquidation amount of the trust preferred securities affected by such an event of default will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

         If the guarantee trustee fails to enforce the guarantee at issue, any holder of the trust preferred securities at issue may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the issuing trust, the guarantee trustee or any other person or entity.

         We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

         Amendments and Assignment.

         Except with respect to any changes that do not materially and adversely affect the rights of holders of the trust preferred securities (in which case no consent will be required), each guarantee may be amended only with the prior approval of the holders of not less than 66-2/3% of the liquidation amount of the outstanding trust preferred securities at issue. The manner of obtaining that approval will be as set forth under "Description of Trust preferred securities, -Voting Rights, - Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding. Except in connection with our consolidation or merger or a conveyance, transfer or lease by us, we may not assign our obligations under the guarantee.

         Termination of the Guarantees.

         Each guarantee will terminate and be of no further force and effect upon:

          o full payment of the applicable redemption price of the trust preferred securities covered by the guarantee; or

          o upon liquidation of the issuing trust, the full payment of the liquidation distribution or the distribution of the subordinated debt securities to the holders of the trust preferred securities.

         Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities covered by the guarantee must restore payment of any sums paid under the trust preferred securities or the guarantee.

         Information Concerning the Guarantee Trustee.

         Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only those duties as are specifically set forth in the guarantee and, in case default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. If the guarantee trustee has or shall acquire a "conflicting interest" within the meaning of Section 301(b) of the Trust Indenture Act, the guarantee trustee and we shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Governing Law.

         The guarantee will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles thereof.

    RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE SUBORDINATED DEBT
                         SECURITIES AND THE GUARANTEES

         Full and Unconditional Guarantee.

         Payments of distributions and other amounts due on the trust preferred securities (to the extent the issuing trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantees." Taken together, our obligations under the subordinated debt securities, the subordinated debt indenture, the trust agreements and the guarantees provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the issuing trust's obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the subordinated debt securities held by the trust, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The guarantees will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In that event, the remedy of a holder of trust preferred securities is to institute a direct action against us. Our obligations under the guarantees are subordinate and junior in right of payment to all Senior Indebtedness.

         Sufficiency of Payments.

         As long as payments of interest and other payments are made when due on the subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

         o the aggregate principal amount or redemption price of the subordinated debt securities is equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

         o the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

         o we will pay for all and any costs, expenses and liabilities of the trusts except the trusts' obligations to holders of trust securities under the trust securities; and

         o each trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

         Notwithstanding anything to the contrary in the subordinated debt indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

         Enforcement Rights of Holders of Trust Preferred Securities.

         A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable guarantee trustee, trust or any other person or entity.

         Limited Purpose of the Trusts.

         The trust preferred securities represent preferred undivided beneficial interests in the assets of the issuing trust, and the issuing trust exists for the sole purpose of:

          o    issuing and selling its trust securities;

          o using the proceeds from the sale of its trust securities to acquire the subordinated debt securities; and

          o engaging in only those other activities necessary or incidental to these purposes.

         A principal difference between the rights of a holder of a trust preferred security and a holder of a subordinated debt security is that a holder of a subordinated debt security will be entitled to receive from us the principal amount of, and premium, if any, and interest on subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under the guarantee) if and to the extent the issuing trust has funds on hand legally available for the payment of those distributions.

         Rights Upon Dissolution.

         Unless the subordinated debt securities are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of the issuing trust, after satisfaction of liabilities to creditors of the issuing trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the issuing trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities - Liquidation of the Trust and Distribution of Subordinated Debt Securities." Upon our voluntary or involuntary liquidation or bankruptcy, each property trustee, as holder of the subordinated debt securities, would be our subordinated creditor, subordinated in right of payment to all Senior Indebtedness as set forth in the subordinated debt indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the guarantees and will agree to pay for all costs, expenses and liabilities of the trusts (other than the trusts' obligations to the holders of the trust securities), the positions of a holder of trust preferred securities and a holder of subordinated debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                                BOOK-ENTRY SYSTEM

         Unless otherwise indicated in the applicable prospectus supplement, each series of bonds, preferred stock and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons (as applicable). The global security will be deposited with, or on behalf of, a depository, and registered in the name of that depository or a nominee of that depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be DTC.

         The global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of that issue and will be deposited with DTC. So long as the depository, or its nominee, is the registered owner of a global security, that depository or such nominee, as the case may be, will be considered the owner of that global security for all purposes under the subordinated debt indenture, the mortgage or the trust agreement, as applicable, including for any notices and voting. Except as otherwise provided below, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the subordinated debt indenture, the mortgage or the trust agreement, as applicable. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a direct participant, on procedures of the direct participant through which that person holds its interest, to exercise any of the rights of a registered owner of such security.

         A global security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global securities may not be exchanged for securities in certificated form except in the circumstances described in the following paragraph.

         We will be obligated to exchange global securities in whole for certificated securities only if:

          o the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under applicable law and, in either case, we thereupon fail to appoint a successor depository within 90 days;

          o we, at our option, notify the applicable trustee in writing that we elect to cause the issuance of certificated securities; or

          o there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

         In all cases, certificated securities delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with customary procedures).

         The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC's control and are subject to changes by DTC from time to time. We take no responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

          o DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

          o DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

          o Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

          o DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

          o Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

          o The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

         To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

         Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

         Principal, interest and premium payments, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the trustee for those securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of those payments to the beneficial owners shall be the responsibility of the participants.

         DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving us reasonable notice. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

         The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

         None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

                              PLAN OF DISTRIBUTION

         General Information.

         We may sell the securities to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

          o    the name or names of any underwriters, dealers or agents;

          o the purchase price of the securities and the net proceeds to us from the sale;

          o any underwriting discounts and other items constituting underwriters' compensation; and

          o the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

         The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

         We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

         Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

         Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange. We cannot assure that any broker-dealer will make a market in any series of the securities or the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether any broker-dealer intends to make a market in the securities.

         By Underwriters.

         If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

         By Dealers.

         If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

         By Agents and Direct Sales.

         We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which that prospectus supplement is delivered and any commissions payable by us to that agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

                                  LEGAL MATTERS

         Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the securities (other than the trust preferred securities) for us, and Winston & Strawn, Chicago, Illinois, will render an opinion as to the validity of the securities (other than the trust preferred securities) for any underwriters, dealers, purchasers or agents. Richards, Layton & Finger, P.A., special Delaware counsel to the trusts, will render an opinion as to the validity of the trust preferred securities. Winston & Strawn provides legal services to Exelon and its subsidiaries from time to time.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          PART II


                     Information Not Required in Prospectus
                     --------------------------------------

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the amounts of expenses attributed to the issuance of the securities being registered which shall be borne by us. All of the expenses listed below, except the SEC registration fee, represent estimates only.

         Estimated
         ---------

         SEC registration fee...................................................         $ 40,450
         Listing fees and expenses..............................................           12,500
         Trustee fees...........................................................           10,000
         Printing and engraving expenses........................................           40,000
         Accounting fees and expenses...........................................           90,000
         Legal fees and expenses................................................          250,000
         Miscellaneous fees and expenses........................................           20,000
                                                                                     ------------

              Total.............................................................         $462,950

Item 15.  Indemnification of Directors and Officers.

         PECO Energy Company

         Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law provide that a business corporation may indemnify any director or officer against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the Pennsylvania Business Corporation Law provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of these actions.

         Section 1746 of the Pennsylvania Business Corporation Law provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 of the Pennsylvania Business Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against that person and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against the liability under Subchapter D.

         Our Bylaws provide that we are obligated to indemnify directors and officers and other persons designated by the board of directors against any liability including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding. Our Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or to be attributable to receipt from us of a personal benefit to which the recipient is not legally entitled.

         As permitted by the Pennsylvania Business Corporation Law, our Bylaws provide that directors generally will not be liable for monetary damages in any action whether brought by shareholders directly or in the right of PECO Energy Company or by third parties unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the Pennsylvania Business Corporation Law), and that failure constitutes self-dealing, willful misconduct or recklessness.

       PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO Energy
           Capital Trust VI

         Section 3817 of the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq., provides that a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The trust agreements provide that PECO Energy Company, as the sponsor of the trusts, will indemnify the trustees for, and to hold the trustees harmless against, any and all loss, damage, claims, liability or expense incurred without willful misconduct, negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust agreements, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit
Number   Description
-------  --------------
1-1       Form of Underwriting Agreement for First and Refunding Mortgage Bonds
          (Registration No. 333-99361, Exhibit 1.1)
1-2       Form of Underwriting Agreement for preferred stock (Registration No.
          333-99361, Exhibit 1.2)
1-3*      Form of Underwriting Agreement for trust preferred securities 3-1
          Amended and Restated Articles of Incorporation for PECO Energy Company
          (file No. 1-1401, 2000 Form 10-K, Exhibit 3-3)
3-2       Bylaws of PECO Energy Company, adopted February 26, 1990 and amended
          January 26, 1998 (File No. 1-1401, 1997 Form 10-K, Exhibit 3-2)



                                       51


4-1       First and Refunding Mortgage dated May 1, 1923 between The Counties
          Gas and Electric Company (predecessor to PECO Energy Company) and
          Fidelity Trust Company, Trustee (Wachovia Bank, National Association, successor) (Registration No. 2-2281, Exhibit B-1)
4-1-1     Supplemental Indentures to PECO Energy Company's First and Refunding
          Mortgage:

                  Dated as of               File Reference                      Exhibit No.

                  May 1, 1927               2-2881                                      B-1(c)
                  March 1, 1937             2-2881                                      B-1(g)
                  December 1, 1941          2-4863                                      B-1(h)
                  November 1, 1944          2-5472                                      B-1(i)
                  December 1, 1946          2-6821                                      7-1(j)
                  September 1, 1957         2-13562                                     2(b)-17
                  May 1, 1958               2-14020                                     2(b)-18
                  March 1, 1968             2-34051                                     2(b)-24
                  March 1, 1981             2-72802                                     4-46
                  March 1, 1981             2-72802                                     4-47
                  December 1, 1984          1-01401, 1984 Form 10-K                     4-2(b)
                  April 1, 1991             1-01401, 1991 Form 10-K                     4(e)-76
                  December 1, 1991          1-01401, 1991 Form 10-K                     4(e)-77
                  June 1, 1992              1-01401, June 30, 1992                      4(e)-81
                                            Form 10-Q
                  March 1, 1993             1-01401, 1992 Form 10-K                     4(e)-86
                  May 1, 1993               1-01401, March 31, 1993                     4(e)-88
                                            Form 10-Q
                  May 1, 1993               1-01401, March 31, 1993                     4(e)-89
                                            Form 10-Q
                  August 15, 1993           1-01401, Form 8-A dated                     4(e)-92
                                            August 19, 1993
                  May 1, 1995               1-01401, Form 8-K dated                     4(e)-96
                                            May 24, 1995
                  October 15, 2001          1-01401, Form 10-K dated                    4.2.1
                                            April 1, 2002
                  September 15, 2002        1-01401, September 30, 2002                 4-1
                                            Form 10-Q
                  October 1, 2002           1-01401, September 30, 2002                 4-2
                                            Form 10-Q
                  April 15, 2003            1-01401, March 31, 2003                     4-1
                                            Form 10-Q

4-2*      Form of Supplemental Indenture relating to First and Refunding
          Mortgage Bonds
4-3*      Form of Indenture between PECO Energy Company and Wachovia Bank,
          National Association relating to subordinated debt securities
4-4*      Certificate of Trust of PECO Energy Capital Trust IV dated as of May
          8, 2003
4-5*      Certificate of Trust of PECO Energy Capital Trust V dated as of May 8,
          2003
4-6*      Certificate of Trust of PECO Energy Capital Trust VI dated as of May
          8, 2003
4-7*      Declaration of Trust of PECO Energy Capital Trust IV dated as of May
          9, 2003
4-8*      Declaration of Trust of PECO Energy Capital Trust V dated as of May 9,
          2003
4-9*      Declaration of Trust of PECO Energy Capital Trust VI dated as of May
          9, 2003


                                       52

4-10*     Form of Amended and Restated Declaration of Trust (including form of trust preferred security certificate)
4-11*     Form of Guarantee Agreement of PECO Energy Company
4-12*     Form of Statement with Respect to Shares for PECO Energy Company preferred stock
5-1*      Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the Securities (other than the trust preferred securities)
5-2*      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the trust preferred securities to be issued by
          PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO
          Energy Capital Trust V I
8-1*      Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to certain federal income tax matters
12-1*     Statement re Computation of Ratios of Earnings to Fixed Charges and
          Ratios of Earnings to Combined Fixed Charges and Preferred Stock
          Dividend Requirements
23-1*     Consent of PricewaterhouseCoopers LLP
23-2*     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
          5.1)
23-3*     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5-2)
24-1*     Powers of Attorney (included on signature page)
25-1*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association, as
          trustee under the mortgage.
25-2*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association, as
          trustee under the subordinated debt indenture
25-3*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wachovia Trust Company, National Association,
          as Delaware trustee and property trustee under the Amended and
          Restated Declaration of Trust
25-4*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wachovia Trust Company, National Association,
          as guarantee trustee under the Guarantee Agreement
------------
*    Filed herewith.

Item 17.  Undertakings

         (a) The undersigned Registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)       To include any prospectus required by
                                        Section 10(a)(3) of the Securities Act
                                        of 1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
                                        Notwithstanding the foregoing, any
                                        increase or decrease in volume of
                                        securities offered (if the total dollar
                                        value of securities offered would not
                                        exceed that which was registered) and
                                        any deviation from the low or high and
                                        of the estimated maximum offering range
                                        may be reflected in the form of
                                        prospectus filed with the Commission
                                        pursuant to Rule 424(b) if, in the
                                        aggregate, the changes in volume and
                                        price
                                        represent no more than a 20
                                        percent change in the maximum aggregate
                                        offering price set forth in the
                                        "Calculation of Registration Fee" table
                                        in the effective registration statement;
                                        and

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on May 13, 2003.

                                 PECO ENERGY COMPANY


                                 By:      /s/ Kenneth G. Lawrence
                                          --------------------------------------
                                          Kenneth G. Lawrence
                                          President and Director


                                 By:      /s/ Robert S. Shapard
                                          --------------------------------------
                                          Robert S. Shapard
                                          Chief Financial Officer


                                 By:      /s/ Duane M. Desparte
                                          --------------------------------------
                                          Duane M. Desparte
                                          Controller

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth G. Lawrence and Robert S. Shapard and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                   Title                              Date
         ---------                   -----                              ----

         John W. Rowe                Director                   May 13, 2003

         Pamela B. Strobel           Director                   May 13, 2003

         Ruth Ann M. Gillis          Director                   May 13, 2003

         Frank M. Clark              Director                   May 13, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on May 13, 2003.


                                        PECO ENERGY CAPITAL TRUST IV


                                        By:      ____________________________
                                                 J. Barry Mitchell
                                                 Administrative Trustee


                                        PECO ENERGY CAPITAL TRUST V


                                        By:      ____________________________
                                                 J. Barry Mitchell
                                                 Administrative Trustee


                                        PECO ENERGY CAPITAL TRUST VI


                                        By:      ____________________________
                                                 J. Barry Mitchell
                                                 Administrative Trustee






                                  EXHIBIT INDEX

Exhibit No.       Description
-------------     --------------
1-1       Form of Underwriting Agreement for First and Refunding Mortgage
          Bonds(Registration No. 333-99361, Exhibit 1.1)
1-2       Form of Underwriting Agreement for preferred stock (Registration No.
          333-99361, Exhibit 1.1)
1-3*      Form of Underwriting Agreement for trust preferred securities.
3-1       Amended and Restated Articles of Incorporation for PECO Energy Company
          (file No. 1-1401, 2000 Form 10-K, Exhibit 3-3)
3-2       Bylaws of PECO Energy Company, adopted February 26, 1990 and amended
          January 26, 1998 (File No. 1-1401, 1997 Form 10-K, Exhibit 3-2)
4-1       First and Refunding Mortgage dated May 1, 1923 between The Counties
          Gas and Electric Company (predecessor to PECO Energy Company) and
          Fidelity Trust Company, Trustee (Wachovia Bank, National Association,
          successor) (Registration No. 2-2281, Exhibit B-1)
4-1-1     Supplemental Indentures to PECO Energy Company's First and Refunding
          Mortgage:

                  Dated as of               File Reference                      Exhibit No.

                  May 1, 1927               2-2881                                      B-1(c)
                  March 1, 1937             2-2881                                      B-1(g)
                  December 1, 1941          2-4863                                      B-1(h)
                  November 1, 1944          2-5472                                      B-1(i)
                  December 1, 1946          2-6821                                      7-1(j)
                  September 1, 1957         2-13562                                     2(b)-17
                  May 1, 1958               2-14020                                     2(b)-18
                  March 1, 1968             2-34051                                     2(b)-24
                  March 1, 1981             2-72802                                     4-46
                  March 1, 1981             2-72802                                     4-47
                  December 1, 1984          1-01401, 1984 Form 10-K                     4-2(b)
                  April 1, 1991             1-01401, 1991 Form 10-K                     4(e)-76
                  December 1, 1991          1-01401, 1991 Form 10-K                     4(e)-77
                  June 1, 1992              1-01401, June 30, 1992                      4(e)-81
                                            Form 10-Q
                  March 1, 1993             1-01401, 1992 Form 10-K                     4(e)-86
                  May 1, 1993               1-01401, March 31, 1993                     4(e)-88
                                            Form 10-Q
                  May 1, 1993               1-01401, March 31, 1993                     4(e)-89
                                            Form 10-Q
                  August 15, 1993           1-01401, Form 8-A dated                     4(e)-92
                                            August 19, 1993
                  May 1, 1995               1-01401, Form 8-K dated                     4(e)-96
                                            May 24, 1995
                  October 15, 2001          1-01401, Form 10-K dated                    4.2.1
                                            April 1, 2002
                  September 15, 2002        1-01401, September 30, 2002                 4-1
                                            Form 10-Q
                  October 1, 2002           1-01401, September 30, 2002                 4-2
                                            Form 10-Q





                  April 15, 2003            1-01401, March 31, 2003                     4-1
                                            Form 10-Q
4-2*      Form of Supplemental Indenture relating to First and Refunding
          Mortgage Bonds
4-3*      Form of Indenture between PECO Energy Company and Wachovia Bank,
          National Association relating to subordinated debt securities
4-4*      Certificate of Trust of PECO Energy Capital Trust IV dated as of May
          8, 2003
4-5*      Certificate of Trust of PECO Energy Capital Trust V dated as of May 8,
          2003
4-6*      Certificate of Trust of PECO Energy Capital Trust VI dated as of May
          8, 2003
4-7*      Declaration of Trust of PECO Energy Capital Trust IV dated as of May
          9, 2003
4-8*      Declaration of Trust of PECO Energy Capital Trust V dated as of May 9,
          2003
4-9*      Declaration of Trust of PECO Energy Capital Trust VI dated as of May
          9, 2003
4-10*     Form of Amended and Restated Declaration of Trust (including form of trust preferred security certificate)
4-11*     Form of Guarantee Agreement of PECO Energy Company
4-12*     Form of Statement with Respect to Shares for PECO Energy Company preferred stock
5-1*      Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the Securities (other than the trust preferred securities)
5-2*      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the trust preferred securities to be issued by
          PECO Energy Capital Trust IV, PECO Energy Capital Trust V and PECO
          Energy Capital Trust VI
8-1*      Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to certain federal income tax matters
12-1*     Statement re Computation of Ratios of Earnings to Fixed Charges and
          Ratios of Earnings to Combined Fixed Charges and Preferred Stock
          Dividend Requirements
23-1*     Consent of PricewaterhouseCoopers LLP
23-2*     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
          5.1)
23-3*     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5-2)
24-1*     Powers of Attorney (included on signature page)
25-1*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association, as
          trustee under the mortgage.
25-2*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wachovia Bank, National Association, as
          trustee under the subordinated debt indenture
25-3*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wachovia Trust Company, National Association,
          as Delaware trustee and property trustee under the Amended and
          Restated Declaration of Trust
25-4*     Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wachovia Trust Company, National Association,
          as guarantee trustee under the Guarantee Agreement

------------
*        Filed herewith.
